                                                                   EXHIBIT (ii)
                                                                   ------------
                                                                    Page 1 of 2

                              PITNEY BOWES INC.
                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

   The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent.
              The following are subsidiaries of the Registrant
                          (as of December 31, 2001)


                                                Country or state
Company name                                    of incorporation
------------                                    ----------------

  Addressing Systems International Holdings
    Ltd.                                         England
  Adrema Leasing Corporation                     Delaware
  Adrema Maschinen - und - Auto Leasing
    GmbH                                         Germany
  Adrema Maschinenbau Inc.                       Delaware
  Alysis Technologies International, Inc.        Delaware
  Andeen Enterprises, Inc.                       Panama
  Archiver Limited f/k/a Micromedia Limited      England
  Artec International Corporation                California
  AS Frankering                                  Norway
  AT WORK CORP.                                  New York
  Bell & Howell AG                               Switzerland
  Bell & Howell Benelux B.V.                     Netherlands
  Bell & Howell Benelux S.A.                     Belgium
  Bell & Howell Europa B.V.                      Netherlands
  Bell & Howell France Holdings SAS              France
  Bell & Howell Ges.m.b.H                        Austria
  Bell & Howell Japan Ltd.                       Japan
  Bell & Howell (Singapore) Pte Ltd              Singapore
  B. Williams Holding Corp.                      Delaware
  B. Williams Funding Corp.                      Delaware
  Canadian Office Services (Toronto) Limited     Canada
  Cascade Microfilm Systems, Inc.                California
  Chas. P. Young Health Fitness & Management,
    Inc.                                         New York
  CPLC Inc.                                      Delaware
  Datarite Systems Ltd.                          England
  Document Process S.A.                          France
  ECL Finance Company, NV                        Netherlands
  Elmcroft Road Realty Corporation               Connecticut
  FSL Holdings Inc.                              Connecticut
  FSL Risk Managers Inc.                         New York
  Harlow Aircraft Inc.                           Delaware
  Informatech Inc.                               California
  International Imaging Limited                  England
  La Agricultora Ecuatoriana S.A.                Ecuador
  Lease Continental GmbH                         Germany
  Mailcode Holdings, Inc.                        Indiana
  Mailcode, Inc.                                 Delaware
  Mailcode Foreign Sales Corporation             Barbados
  Norlin Australia Investments Pty. Ltd.         Australia
  Norlin Industries Ltd.                         Canada
  Norlin Music (U.K.) Ltd.                       England
  Oy Adrema Helsinki                             Finland
  PB Air Inc.                                    Nevada
  PB Aircraft Finance Inc.                       Delaware
  PB Australia Funding Pty. Ltd.                 Australia
  PB Canada Funding Ltd.                         Canada
  PB CFSC I Inc.                                 Virgin Islands
  PB Equipment Management Inc.                   Delaware
  PB Forms, Inc.                                 Nebraska
  PB Funding Corporation                         Delaware
  PB Global Holdings Inc.                        Connecticut
  PB Global Holdings II Inc.                     Connecticut
  PB Global Holdings III Inc.                    Connecticut
  PB Global Holdings IV Inc.                     Connecticut
  PB Lease Holdings Inc.                         Nevada
  PB Leasing Corporation                         Delaware
  PB Leasing June Ltd.                           England
  PB Leasing March Ltd.                          England
  PB Leasing September Ltd.                      England
  PB Leasing Services Inc.                       Nevada
  PB Miles Inc.                                  Delaware
  PB Municipal Funding Inc.                      Nevada
  PB Nikko FSC Ltd.                              Bermuda
  PB Nihon FSC Ltd.                              Bermuda
  PB Partnership Financing Inc.                  Delaware
  PB Production International Corp.              Delaware
  PB Professional Services Inc.                  Delaware
  PB Public Finance Inc.                         Delaware
  PB World Trade Corp.                           Delaware
  PBA Foreign Sales Corporation                  Barbados
  PBG Holdings Inc.                              Delaware
  PB/PREFCO Real Estate Holdings Inc.            Delaware
  Pitney Bowes Australia Pty.                    Australia
  Pitney Bowes Australia FAS Pty. Limited        Australia
  Pitney Bowes Austria Ges.m.b.H                 Austria
  Pitney Bowes of Canada Ltd.                    Canada
  Pitney Bowes Canada Holdings Limited           Canada
  Pitney Bowes China Inc.                        Delaware
  Pitney Bowes Credit Australia Limited          Australia
  Pitney Bowes Credit Corporation                Delaware
  Pitney Bowes Danmark A/S (formerly Haro
    Systemer AS)                                 Denmark
  Pitney Bowes Data Systems, Ltd.                Delaware
  Pitney Bowes de Mexico, S.A. de C.V.           Mexico
  Pitney Bowes Deutschland GmbH                  Germany
  Pitney Bowes docSense, Inc.                    Delaware
  Pitney Bowes Document Messaging Technologies
    (formerly Bell & Howell France SA)           France
  Pitney Bowes Document Messaging Technologies
    Limited (formerly Bell & Howell Limited)     England
  Pitney Bowes Espana, S.A.                      Spain
  Pitney Bowes Finance S.A.                      France
  Pitney Bowes Finans Norge AS                   Norway
  Pitney Bowes Finance PLC (formerly PB Leasing
    Ltd.)                                        England
  Pitney Bowes Finance Ireland Limited           Ireland
  Pitney Bowes France S.A.                       France
  Pitney Bowes Global Limited                    England
  Pitney Bowes Holding SNC                       France
  Pitney Bowes Holdings Denmark ApS              Denmark
  Pitney Bowes Holdings Ltd.                     England
  Pitney Bowes Hong Kong Inc.                    Delaware
  Pitney Bowes Hong Kong Ltd.                    Hong Kong
  Pitney Bowes India Inc.                        Delaware
  Pitney Bowes Insurance Agency, Inc.            Connecticut
  Pitney Bowes International Holdings, Inc.      Delaware
  Pitney Bowes Italia S.r.l.                     Italy

                                                                   EXHIBIT (ii)
                                                                   ------------
                                                                    Page 2 of 2

                              PITNEY BOWES INC.
                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

   The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent

              The following are subsidiaries of the Registrant
                          (as of December 31, 2001)


                                                Country or state
  Company name                                  of incorporation
  ------------                                  ----------------

  Pitney Bowes Japan KK                          Japan
  Pitney Bowes (Ireland) Limited                 Ireland
  Pitney Bowes (Macau) Limited                   Macau
  Pitney Bowes Mail and Messaging Systems
    (Shanghai) Co Ltd.                           Shanghai
  Pitney Bowes Management Services Belgium,
    S.A.                                         Belgium
  Pitney Bowes Management Services Canada,
    Inc.                                         Canada
  Pitney Bowes Management Services Denmark,
    A.S.                                         Denmark
  Pitney Bowes Management Services France
    S.A.S.                                       France
  Pitney Bowes Management Services GmbH          Germany
  Pitney Bowes Management Services Italia
    S.r.l.                                       Italy
  Pitney Bowes Management Services Limited       England
  Pitney Bowes Management Services
    Netherlands, B.V.                            Netherlands
  Pitney Bowes Management Services Norway
    A.S.                                         Norway
  Pitney Bowes Management Services Sweden
    AB                                           Sweden
  Pitney Bowes Management Services (Ireland)
    Limited                                      Ireland
  Pitney Bowes Management Services, Inc.         Delaware
  Pitney Bowes New Zealand Limited               New Zealand
  Pitney Bowes Oy                                Finland
  Pitney Bowes Limited                           England
  Pitney Bowes Properties Inc.                   Connecticut
  Pitney Bowes Real Estate Financing
    Corporation                                  Delaware
  Pitney Bowes SA (Pty) Ltd.                     South Africa
  Pitney Bowes Servicios, S.A. de C.V.           Mexico
  Pitney Bowes Shelton Realty Inc.               Connecticut
  Pitney Bowes Svenska Aktiebolag                Sweden
  Pitney Bowes (Switzerland) AG                  Switzerland
  Pitney Bowes (Thailand) Limited                Thailand
  Pitney Structured Funding I Inc.               Delaware
  Pitney Bowes Technologies GmbH (formerly
    Bell & Howell GmbH)                          Germany
  Pitney B2B Capital.com Inc.                    Delaware
  PitneyWorks.com Inc.                           Delaware
  PREFCO Dover Inc.                              Delaware
  PREFCO Onze Inc.                               Delaware
  PREFCO I LP Inc.                               Delaware
  PREFCO II SPE Inc.                             Delaware
  PREFCO II Inc.                                 Delaware
  PREFCO III LP Inc.                             Delaware
  PREFCO IV LP Inc.                              Delaware
  PREFCO V LP Inc.                               Delaware
  PREFCO VI Inc.                                 Delaware
  PREFCO VI LP Inc.                              Delaware
  PREFCO VII Inc.                                Delaware
  PREFCO VII LP Inc.                             Delaware
  PREFCO VIII LP Inc.                            Delaware
  PREFCO IX LP Inc.                              Delaware
  PREFCO XI LP Inc.                              Delaware
  PREFCO XII LP Inc.                             Delaware
  PREFCO XIII Inc.                               Delaware
  PREFCO XIII LP Inc.                            Delaware
  PREFCO XIV LP Inc.                             Delaware
  PREFCO XV LP Inc.                              Delaware
  PREFCO XVI Inc.                                Delaware
  PREFCO XVI LP Inc.                             Delaware
  PREFCO XVII Inc.                               Delaware
  PREFCO XVII LP Inc.                            Delaware
  PREFCO XVIII LP Inc.                           Delaware
  PREFCO XIX LP Inc.                             Delaware
  PREFCO XXI Inc.                                Delaware
  PREFCO XXI LP Inc.                             Delaware
  PREFCO XXII Inc.                               Delaware
  PREFCO XXII LP Inc.                            Delaware
  PREFCO XXIV Inc.                               Delaware
  PREFCO XXV Inc.                                Delaware
  PREFCO - Dayton Community Urban
    Redevelopment Corporation                    Ohio
  PREFCO Twelve Holdings Inc.                    Delaware
  P. Kember Limited                              England
  P. Technical Services Limited                  England
  Remington Customer Finance Pty. Limited        Australia
  ROM Holding Pty. Limited                       Australia
  ROM Securities Pty. Limited                    Australia
  Sales & Service Training Center Inc.           Georgia
  Secap SA                                       France
  Secap Industrie SARL                           France
  Secap Posthantering AB                         Sweden
  Secap Technologies Ltd.                        England
  Secap USA, Inc.                                Pennsylvania
  SFFEP SA                                       France
  Sopalil SA                                     France
  Techno Mail Service K.K.                       Japan
  Technopli SARL                                 France
  The Pitney Bowes Bank, Inc.                    Utah
  Time-Sensitive Delivery Guide Inc.             Delaware
  Tower FSC, Ltd.                                Bermuda
  Universal Postal Frankers Ltd.                 England
  Waterview Resolution Corporation               Massachusetts
  Wheeler Insurance, Ltd.                        Vermont
  1136 Corporation                               Delaware
  75 V Corp.                                     Delaware

                                      74